As filed with the Securities and Exchange Commission on July 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENESTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2079805
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

13430 North Dysart Road, Suite 105

Surprise, Arizona 85379

(928) 779-4143

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel L. Fruendt

President and Chief Executive Officer

SenesTech, Inc.

13430 North Dysart Road, Suite 105

Surprise, Arizona 85379

(928) 779-4143

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian H. Blaney, Esq.
Katherine A. Beck, Esq.
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 800
Phoenix, Arizona 85016
(602) 445-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Stockholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 11, 2025

SenesTech, Inc.

1,531,816 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 1,458,872 shares (the “Inducement Shares”) of our common stock, par value $0.001 per share (“Common Stock”), representing shares issuable upon the exercise of outstanding warrants to purchase up to 1,458,872 shares of Common Stock with a per share exercise price equal to $4.15 (the “Common Stock Warrants”), and 72,944 shares (the “Placement Agent Shares,” and together with the Inducement Shares, the “Shares”) of Common Stock, representing shares issuable upon the exercise of outstanding placement agent warrants to purchase up to 72,944 shares of Common Stock with a per share exercise price equal to $3.7813 (the “Placement Agent Warrants,” and together with the Common Stock Warrants, the “Warrants”). Upon any cash exercise of the Warrants by the Selling Stockholders, we will receive cash proceeds per share equal to the exercise price of the Warrants. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 11. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (“SEC”).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.” On July 10, 2025, the last reported sale price for our Common Stock on The Nasdaq Capital Market was $5.12 per share. Our principal executive offices are located at 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379, and our telephone number is (928) 779-4143.

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus as well as any other risk factors and other information contained in any other document that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated              , 2025.

You should read this prospectus and the information incorporated by reference in this prospectus and any applicable prospectus supplement before making an investment in our securities. Please read “Where You Can Find Additional Information” for more information. We have not and the Selling Stockholders have not authorized anyone to provide you with any information or to make any representation, other than those contained in this prospectus and the documents incorporated by reference or any free writing prospectus we have prepared. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of its date, or the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

i

about this prospectus

The registration statement of which this prospectus forms a part that we have filed with the SEC, utilizing a shelf registration process, includes exhibits that provide more detail of the matters discussed in this prospectus. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. Neither we nor the Selling Stockholders have authorized anyone else to provide you with different information.

Neither we nor the Selling Stockholders have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless the context otherwise requires, references in this prospectus to “SenesTech,” “we,” “us,” “our” and “our company” refer to SenesTech, Inc., a Delaware corporation. Our registered trademarks currently used in the United States include SenesTech, our logo, including “Sound science. Effective solutions.”, and Contrapest. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on our own internal estimates as well as independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

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FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated herein by reference in this prospectus, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “suggests,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this prospectus include statements regarding:

●	our belief that there are growing concerns about the environmental and ecological impact of rodenticides due to secondary exposure and bioaccumulation, including a push for safer and more humane products as consumer awareness increases;

●	our belief that ContraPest targets the reproductive systems of both male and female rats, is a highly palatable formulation, does not cause illness or changed behavior in rats, and leads to significant reductions in fertility and rat populations;

●	our belief that Evolve is a novel soft bait product in the pest control industry that reduces fertility in both male and female rats, its palatable formulation produces high acceptance for sustained consumption even when other sought-after food sources are present, and it does not cause illness in rats, and, therefore, it does not change behavior or result in bait aversion;

●	our belief that by targeting the reproductive systems of both male and female rats, and with palatability promoting continued consumption, the use of Evolve can lead to sustained reductions of the rat population;

●	our expectation that when regulatory and financial conditions permit, we will seek regulatory approval for additional jurisdictions beyond the United States;

●	our intent to use the proceeds from the exercise of any Warrants for cash for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus; and

●	our expectation to continue to incur significant expenses and operating losses in the foreseeable future.

These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and situations that are difficult to predict and that may cause our own, or our industry’s, actual results to be materially different from the future results that are expressed or implied by these statements. Accordingly, actual results may differ materially from those anticipated or expressed in such statements as a result of a variety of factors, including those discussed in Item 1A-“Risk Factors” of Part I of our Annual Report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on March 13, 2025, and those contained from time to time in our other filings with the SEC. A number of factors could cause our actual results to differ materially from those indicated by the forward-looking statements. Such factors include, among others, the following:

●	the successful commercialization of our products;

●	market acceptance of our products;

●	our financial performance, including our ability to fund operations;

●	our ability to maintain compliance with Nasdaq’s continued listing requirements;

●	regulatory approval and regulation of our products; and

●	other factors and risks identified from time to time in our filings with the SEC, including this prospectus.

All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. The forward-looking statements contained in or incorporated by reference into this prospectus reflect our views as of the date of this prospectus about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance or achievements.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC, as described later in the prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, including the information incorporated by reference in this prospectus. You should read the entire prospectus and the information incorporated by reference herein carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited financial statements and the related notes, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025, and our unaudited financial statements and the related notes, which are incorporated herein by reference from our Quarterly Report on Form 10-Q for the three month period ended March 31, 2025, filed with the SEC on May 8, 2025. Please read “Where You Can Find Additional Information” on page 12 of this prospectus.

Our Company

Overview

We have developed and are commercializing products for managing animal pest populations through fertility control. Our current products focus on rat and mouse populations and are known as ContraPest, Evolve Rat and Evolve Mouse.

As far back as we can trace, rodents - and in particular rats - have been foes to mankind. Rodents pose threats to human and animal health, food security and infrastructure around the world, and we have spent centuries trying to mitigate the problems associated with these pests. Rodents are known to be reservoir hosts for at least 60 zoonotic diseases, and the potential transmission of these diseases creates a global risk to public health and safety as well as agriculture. Through consumption and contamination, rats destroy at least 20% of the global stored food supply every year. Additionally, rats cause over $27 billion in damage to public and private infrastructure annually in the United States alone by burrowing beneath foundations and gnawing on electrical wiring, insulation, fire-proofing systems and equipment.

Over the centuries, the most prevalent response to rodent infestations has been an attempt to eliminate them through the use of lethal tools such as traps and rodenticides. However, there are growing concerns about the environmental and ecological impact of rodenticides due to secondary exposure and bioaccumulation, including a push for safer and more humane products as consumer awareness increases. While some of these challenges are of recent concern, the efficacy of how rodent infestations respond has always been limited by their extraordinary reproductive rate.

CONTRAPEST. ContraPest®, our initial product, is a liquid bait, containing the active ingredients 4-vinylcyclohexene diepoxide (“VCD”) and triptolide. ContraPest, which targets the reproductive systems of both male and female rats, is a highly palatable formulation, does not cause illness or changed behavior in rats, and leads to significant reductions in fertility and rat populations. Accordingly, ContraPest is an additional tool to use as part of an integrated pest management program.

On August 2, 2016, the Environmental Protection Agency (“EPA”) granted an unconditional registration for ContraPest as a Restricted Use Product (“RUP”), requiring purchase or application oversight by a licensed professional. On October 18, 2018, the EPA approved the removal of the RUP designation and ContraPest was reclassified as a general-use pesticide. To date, ContraPest is registered in all 50 states (49 states and the District of Columbia have approved the RUP designation) and two major U.S. territories, Puerto Rico and the U.S. Virgin Islands. On March 10, 2022, the EPA granted a sub-label for ContraPest allowing for an alternative delivery system in a hanging bait station. This sub-label is marketed as Elevate Bait System™ and was designed to target roof rat habitats and infestations.

EVOLVE. The Evolve product line, which began in the form of Evolve Rat, launched in January 2024, and is currently our lead product. Evolve Rat is a soft bait product that is novel to the pest control industry and contains the active ingredient, cottonseed oil. Evolve Rat reduces fertility in both male and female rats. Additionally, its palatable formulation produces high acceptance for sustained consumption even when other sought-after food sources are present. Evolve Rat does not cause illness in rats and, therefore, it does not change behavior or result in bait aversion. By targeting the reproductive systems of both male and female rats, and with palatability promoting continued consumption, the use of Evolve can lead to sustained reductions of the rat population.

Evolve Rat meets the EPA’s minimum risk pesticide conditions under the Federal Insecticide Fungicide and Rodenticide ACT (“FIFRA”), Section 25(b). Due to its classification, Evolve is exempt from federal registration because it poses little to no risk to human health and the environment. Evolve is also made from food ingredients with tolerance exemptions for both food and nonfood applications, which allows it to be used in agricultural application. There are 10 states that accept the federal exemption for pesticide registration and require no additional determination or approval. In states that do not accept the federal exemption, we must obtain registration from the various state regulatory agencies. To date, we are authorized to sell Evolve Rat in 48 states and two major U.S. territories, Puerto Rico and the U.S. Virgin Islands.

In May 2024, we launched Evolve Mouse, our latest iteration of the Evolve product line. Evolve Mouse is a modified version of our soft bait technology and contains the active ingredient, cottonseed oil. Evolve Mouse limits reproduction of male and female mice and is also considered a minimum risk pesticide under the EPA’s FIFRA, Section 25(b). To date, we are authorized to sell Evolve Mouse in 36 states.

We are continuously enhancing ContraPest and Evolve to align with the unique needs and environments of our customers in our target verticals while simultaneously pursuing regulatory approvals and amendments to our existing U.S. registration to broaden its use and marketability. When regulatory and financial conditions permit, we will seek regulatory approval for additional jurisdictions beyond the United States.

For a complete description of our business, financial condition, results of operations and other important information, please read our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024. For instructions on how to find copies of these documents, please read “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Recent Developments

Warrant Inducement

On June 30, 2025, we entered into inducement offer letter agreements (the “Inducement Letters”) with certain holders (the “Holders”) of certain of our existing warrants to purchase up to 1,458,872 shares of our Common Stock, originally issued to the Holders on March 11, 2025, at an exercise price of $2.90 per share (the “Existing Warrants”). Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 1,458,872 shares of Common Stock at the existing exercise price of $2.90 per share and pay a purchase price of $0.125 per share, or an aggregate purchase price of $182,359.00, in consideration of our agreement to issue, in a private placement, new short-term Common Stock Warrants to purchase up to an aggregate of 1,458,872 shares of Common Stock at an exercise price of $4.15 per share (the “Warrant Inducement”). The Common Stock Warrants are exercisable commencing on the Closing Date (as defined below) and expire on the fifteen-month anniversary of the effective date of the registration statement of which this prospectus forms a part. The closing of the transactions contemplated pursuant to the Inducement Letters occurred on July 1, 2025 (the “Closing Date”).

We engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as our exclusive placement agent in connection with the Warrant Inducement. We also agreed to issue to the Wainwright or its designees Placement Agent Warrants to purchase up to 72,944 shares of Common Stock (representing 5.0% of the Existing Warrants being exercised), which have the same terms as the Common Stock Warrants except the Placement Agent Warrants have an exercise price equal to $3.7813 per share (125% of the offering price). The Placement Agent Warrants are exercisable commencing on the Closing Date and expire on the fifteen-month anniversary of the effective date of the registration statement of which this prospectus forms a part.

In connection with the Warrant Inducement, we also agreed to file the registration statement of which this prospectus forms a part providing for the resale of the Shares issued or issuable upon the exercise of the Warrants, as soon as practicable (and in any event within 15 calendar days of the date of the Inducement Letters), and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 60 calendar days following the date of the Inducement Letters (or within 90 calendar days following the date of the Inducement Letters in case of a “full review” of such registration statement by the SEC) and to keep the registration statement effective at all times until no holder of the Warrants owns any Warrants or Shares.

Corporate and Other Information

We were incorporated in Nevada in July 2004 and reincorporated in Delaware in November 2015. Our principal executive offices are located at 13430 North Dysart Road, Suite 105, Surprise, Arizona 85379, and our telephone number is (928) 779-4143. Our corporate website address is www.senestech.com. The information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

SUMMARY OF THE OFFERING

The Selling Stockholders identified in this prospectus are offering on a resale basis an aggregate of 1,531,816 shares of Common Stock issuable upon the exercise of the Warrants.

Securities Offered by the Selling Stockholders	Up to 1,531,816 shares of our Common Stock, par value $0.001 per share, consisting of (i) 1,458,872 shares of our Common Stock issuable upon the exercise of the Common Stock Warrants, and (ii) 72,944 shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants.

Use of Proceeds	We will not receive any of the proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of any Warrants for cash. We intend to use the proceeds from the exercise of any Warrants for cash for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. See “Use of Proceeds.”

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors” on page 4 of this prospectus and under similar headings in the documents incorporated by reference herein before deciding to invest in our securities.

Market for Common Stock	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNES.”

RISK FACTORS

Investing in our securities, including our Common Stock, involves a number of risks. You should not invest unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, including our future reports on Form 10-K and 10-Q. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described below and under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K incorporated herein by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In such case, the trading price of our Common Stock could decline and investors could lose all or a part of the money paid to buy our securities. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of these and other factors. See also the statements contained under the heading “Forward-Looking Statements.”

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, results of operations, financial condition and prospects. These risks are discussed more fully below and include risks related to the following:

Risks Related to this Offering

If we are unable to continue as a going concern, our securities will have little or no value.

We have incurred operating losses since our inception, and we expect to continue to incur significant expenses and operating losses for the foreseeable future. Our financial statements as of December 31, 2024 and 2023 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm included in its opinion for the years ended December 31, 2024 and 2023 an explanatory paragraph referring to our net loss from operations and net capital deficiency and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. If we encounter continued issues or delays in the commercialization of our products or greater than anticipated expenses, our prior losses and expected future losses could have an adverse effect on our financial condition and negatively impact our ability to fund continued operations, obtain additional financing in the future and continue as a going concern. There are no assurances that such financing, if necessary, will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through financings, sales of our products, licensing fees, royalty payments or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. If we cannot continue as a going concern, our stockholders would likely lose most or all of their investment in us.

The sale of a substantial amount of our shares of Common Stock, including resale of the Shares being registered hereunder, in the public market could adversely affect the prevailing market price of our Common Stock.

We are registering for resale 1,531,816 shares of Common Stock. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock, and the market value of our other securities. We cannot predict if and when the Selling Stockholders may sell such Shares in the public markets. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

We do not intend to pay any cash dividends on Common Stock in the foreseeable future and, therefore, any return on your investment in Common Stock must come from increases in the fair market value and trading price of Common Stock.

USE OF PROCEEDS

We are registering the Shares for resale by the Selling Stockholders. We will not receive any of the proceeds from the sale of the Shares covered by this prospectus, except with respect to amounts received by us due to the exercise of any Warrants for cash. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

We intend to use the proceeds from the exercise of any Warrants for cash for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus.

Dilution

This offering of the Shares by the Selling Stockholders on a continuous or delayed basis in the future will not result in a change to the net tangible book value per share before and after the distribution of the Shares by the Selling Stockholders. However, purchasers of the Shares from the Selling Stockholders will experience dilution to the extent of the difference between the amount per share paid and the net tangible book value per share of our Common Stock at the time of the purchase.

DESCRIPTION OF PRIVATE PLACEMENT

On June 30, 2025, we entered into the Inducement Letters with the Holders of the Existing Warrants to purchase up to 1,458,872 shares of our Common Stock, originally issued to the Holders on March 11, 2025, at an exercise price of $2.90 per share. Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 1,458,872 shares of Common Stock at the existing exercise price of $2.90 per share and pay a purchase price of $0.125 per share, or an aggregate purchase price of $182,359.00, in consideration of our agreement to issue, in a private placement, new short-term Common Stock Warrants to purchase up to an aggregate of 1,458,872 shares of Common Stock at an exercise price of $4.15 per share. The Common Stock Warrants are exercisable commencing on the Closing Date and expire on the fifteen-month anniversary of the effective date of the registration statement of which this prospectus forms a part. The closing of the transactions contemplated pursuant to the Inducement Letters occurred on July 1, 2025.

We engaged Wainwright to act as our exclusive placement agent in connection with the Warrant Inducement. We also agreed to issue to the Wainwright or its designees Placement Agent Warrants to purchase up to 72,944 shares of Common Stock (representing 5.0% of the Existing Warrants being exercised), which have the same terms as the Common Stock Warrants except the Placement Agent Warrants have an exercise price equal to $3.7813 per share (125% of the offering price). The Placement Agent Warrants are exercisable commencing on the Closing Date and expire on the fifteen-month anniversary of the effective date of the registration statement of which this prospectus forms a part.

In connection with the Warrant Inducement, we also agreed to file the registration statement of which this prospectus forms a part providing for the resale of the Shares issued or issuable upon the exercise of the Warrants, as soon as practicable (and in any event within 15 calendar days of the date of the Inducement Letters), and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 60 calendar days following the date of the Inducement Letters (or within 90 calendar days following the date of the Inducement Letters in case of a “full review” of such registration statement by the SEC) and to keep the registration statement effective at all times until no holder of the Warrants owns any Warrants or Shares.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders to offer for resale, from time to time, 1,531,816 Shares issuable upon the exercise of the Warrants. The Selling Stockholders acquired the Warrants in connection with the Inducement Letters and related transactions, and we are filing the registration statement of which this prospectus is a part pursuant to the Inducement Letters.

We do not know how long the Selling Stockholders will hold the Warrants, whether the Selling Stockholders will exercise the Warrants, and upon such exercise, how long such Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their holdings as of July 10, 2025, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the Selling Stockholders have sole or shared voting power or investment power as well as any shares the Selling Stockholders have the right to acquire within 60 days after the date of this table, including the Warrants. Unless otherwise indicated below, to our knowledge and subject to applicable community property rules, the Selling Stockholders named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Beneficial Ownership After Offering(4)

Lind Global Fund II, LP(5)	565,901	(6)	521,744	44,157	*
Sabby Volatility Warrant Master Fund, Ltd.(7)	746,344	(8)	746,344	—	—
PFS Trust(9)	340,000	(10)	120,000	220,000	4.4%
Intracoastal Capital, LLC(11)	32,099	(12)	30,784	1,315	*
KBB Asset Management(13)	40,000	(14)	40,000	—	—
Michael Vasinkevich(15)	95,344	(16)	46,775	48,569	*
Noam Rubinstein(15)	46,838	(17)	22,977	23,861	*
Craig Schwabe(15)	5,018	(18)	2,462	2,556	*
Charles Worthman(15)	1,489	(19)	730	759	*

*	Less than 1%.

(1)	Consists of shares of Common Stock and shares of Common Stock issuable pursuant to the full exercise of the Warrants issued in the Warrant Inducement and other warrants previously acquired from us.
(2)	Represents shares of Common Stock underlying the Warrants issued to the Selling Stockholders in the Warrant Inducement. All of the Warrants that are exercisable for the Shares offered hereby contain certain beneficial ownership limitations, which provide that a holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”).

(3)	Assumes all Shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering. We do not know when or in what amounts the Selling Stockholder may offer Shares for sale. The Selling Stockholder might not sell any or might sell all of the Shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the Shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholders, including Common Stock issuable upon exercise of the Warrants issued in the Warrant Inducement.
(4)	Based on 5,020,215 shares of Common Stock, consisting of 3,506,399 shares of Common Stock outstanding as of July 10, 2025 and 1,513,816 Shares underlying the Warrants (assuming the full exercise of the Warrants), and excluding 257,744 shares of Common Stock currently held in abeyance.
(5)	The Common Stock and other securities are held by Lind Global Fund II, LP. Each of Lind Global Fund II, LP, Lind Global Partners II LLC and Jeff Easton has sole shared voting and dispositive power over the shares. The address of Lind Global Fund is c/o The Lind Partners, 444 Madison Ave, 41st Floor, New York, New York 10022. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.
(6)	Consists of (i) 1,947 shares of Common Stock; and (ii) 563,954 shares of Common Stock issuable upon the exercise of outstanding warrants, including 521,744 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part, and excludes 257,744 shares of Common Stock currently held in abeyance. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.
(7)	The Common Stock and other securities are held by Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”). Sabby Management, LLC, the investment manager to Sabby, has discretionary authority to vote and dispose of the shares held by Sabby and may be deemed to be the beneficial owner of these shares. Hal Mintz (“Mr. Mintz”), in his capacity as manager of Sabby Management, LLC, may also be deemed to have investment discretion and voting power over the shares held by Sabby. Sabby Management, LLC and Mr. Mintz each disclaim any beneficial ownership of these shares. The address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Captiva (Cayman) Ltd, Governors Square, Bldg 4, 2nd Floor, 23 Lime Tree Bay Avenue, P.O. Box 32315, Grand Cayman KY1-1209, Cayman Islands. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.
(8)	Consists of 746,344 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.
(9)	The Common Stock and other securities are held by PFS Trust. Grover T. Wickersham holds sole voting and dispositive power and disclaims beneficial ownership. The address of PFS Trust is 2207, Suite B, Bellanca St., Minden, Nevada 89423. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.
(10)	Consists of (i) 220,000 shares of Common Stock; and (ii) 120,000 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.
(11)	The Common Stock and other securities are held by Intracoastal Capital, LLC. Michael P. Kopin (“Mr. Kpoin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, Florida 33483. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(12)	Consists of 32,099 shares of Common Stock issuable upon the exercise of outstanding warrants, including 30,784 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.
(13)	The securities are held by KBB Asset Management. The address of KBB Asset Management is 47 Calle Del Sur, Palm Coast, Florida 32137. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.
(14)	Consists of 40,000 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.
(15)	The Selling Stockholder is affiliated with Wainwright, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. Wainwright acted as our placement agent in the Warrant Inducement. The Selling Stockholder has sole voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.
(16)	Consists of 95,344 shares of Common Stock issuable upon the exercise of outstanding warrants, including 46,775 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.
(17)	Consists of 46,838 shares of Common Stock issuable upon the exercise of outstanding warrants, including 22,977 Shares issuable upon the exercise of the Warrants issued as compensation in connection with Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.
(18)	Consists of 5,018 shares of Common Stock issuable upon the exercise of outstanding warrants, including 2,462 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.
(19)	Consists of 1,489 shares of Common Stock issuable upon the exercise of outstanding warrants, including 730 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such Shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver the Shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We agreed to keep this prospectus effective until the Selling Stockholders no longer own any Warrants and all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Shares being offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The financial statements of the Company as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus have been so incorporated in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm (which report contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern, as described in Note 1 to the financial statements), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” certain information into this registration statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and relying on the Fixing America’s Surface Transportation Act, or the FAST Act, as a smaller reporting company, subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including documents we may file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. This prospectus and any amendments or supplements thereto incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025.

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025.

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2025, March 11, 2025, June 10, 2025, June 30, 2025, July 1, 2025 and July 10, 2025.

●	The description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on November 7, 2016, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on April 21, 2020).

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document. You may request a free copy of any or all of the reports or documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SenesTech, Inc.

13430 North Dysart Road, Suite 105

Surprise, Arizona 85379

Attn: Secretary

(928) 779-4143

We also maintain a website at www.senestech.com where incorporated reports or other documents filed with the SEC may be accessed. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following table sets forth the anticipated costs and expenses payable by us (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,174.95
Legal fees and expenses	100,000.00
Accounting fees and expenses	5,000.00
Printing and miscellaneous fees and expenses	3,825.05
Total	$110,000.00

ITEM 15. Indemnification of Directors and Officers

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	Breach of director’s duty of loyalty to the corporation or its stockholders;

●	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●	Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

●	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

●	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

●	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed in our periodic reports incorporated by reference herein, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, with limits of $6.0 million in the aggregate, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
4.1	Form of the Registrant’s Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on October 7, 2016 (File no. 333-213736))
4.2+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2016 (File no. 001-37941)
4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on November 16, 2017 (File no. 333-221433))
4.4	Form of Underwriter’s Warrant, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 21, 2017 (File no. 001-37941))
4.5	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 20, 2018 (File no. 001-37941))
4.6	Form of Warrant issued to investors in Rights Offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.7	Form of Warrant issued to dealer-manager in Rights Offering (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.8	Warrant Agency Agreement, dated August 13, 2018, between the Registrant and Transfer Online, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2018 (File no. 001-37941))
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 17, 2019 (File no. 001-37941))
4.10	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 28, 2020 (File no. 001-37941))
4.12	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
4.13	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 6, 2020 (File no. 001-37941))
4.14+	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 17, 2020 (File no. 001-37941))
4.15	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 27, 2020 (File no. 001-37941))
4.16	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 27, 2020 (File no. 001-37941))
4.17	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 2, 2021 (File no. 001-37941)
4.18	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 2, 2021 (File no. 001-37941)
4.19	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 2, 2021 (File no. 001-37941)
4.20	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 23, 2021 (File no. 001-37941))

4.21	Form of Series A Warrant (incorporated by reference to Exhibit 4.21 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 15, 2022 (File no. 333-267991))
4.22	Form of Series B Warrant (incorporated by reference to Exhibit 4.22 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 15, 2022 (File no. 333-267991))
4.23	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.23 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 15, 2022 (File no. 333-267991))
4.24	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.24 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on November 15, 2022 (File no. 333-267991))
4.25	Form of SenesTech, Inc. Stock Option Grant Notice and Stand-Alone Option Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on February 10, 2023 (File no. 333-269686))
4.26	Form of SenesTech, Inc. Restricted Stock Unit Grant Notice and Stand-Alone Restricted Stock Unit Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on February 10, 2023 (File no. 333-269686))
4.27	Form of Series C Warrant (incorporated by reference to Exhibit 4.28 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 12, 2023 (File no. 001-037941))
4.28	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.29 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 12, 2023 (File no. 001-037941))
4.29	Form of New Warrants (incorporated by reference to Exhibit 4.33 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 22, 2023 (File no. 001-37941))
4.30	Form of Series D Warrant (incorporated by reference to Exhibit 4.34 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 29, 2023 (File no. 001-37941))
4.31	Form of Series E Warrant (incorporated by reference to Exhibit 4.35 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 29, 2023 (File no. 001-37941))
4.32	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.36 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 29, 2023 (File no. 001-37941))
4.33	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.37 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 29, 2023 (File no. 001-37941))
4.34	Form of Series F-1 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 23, 2024 (File no. 001-37941))
4.35	Form of Series F-2 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 23, 2024 (File no. 001-37941))
4.36	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 23, 2024 (File no. 001-37941))
4.37	Form of Series G Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 11, 2025 (File no. 001-37941))
4.38	Form of Placement Agent Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 11, 2025 (File no. 001-37941))
4.39	Form of Series H Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 1, 2025 (File no. 001-37941))
4.40	Form of Placement Agent Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 1, 2025 (File no. 001-37941))
5.1*	Legal Opinion of Greenberg Traurig, LLP
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm
23.2*	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page hereof)
107*	Filing Fee Table

*	Filed herewith.

+	Indicates a management contract or compensatory plan.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Surprise, State of Arizona, on the 11th day of July 2025.

SENESTECH, INC.

By:	/s/ Joel L. Fruendt
Joel L. Fruendt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel L. Fruendt and Thomas C. Chesterman, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel L. Fruendt	President and Chief Executive Officer	July 11, 2025
Joel L. Fruendt	(Principal Executive Officer)

/s/ Thomas C. Chesterman	Executive Vice President, Chief Financial Officer,	July 11, 2025
Thomas C. Chesterman	Treasurer and Secretary (Principal Financial and Accounting Officer)

/s/ Jamie Bechtel	Chair of the Board	July 11, 2025
Jamie Bechtel

/s/ Lynn Y. Graham	Director	July 11, 2025
Lynn Y. Graham

/s/ Phil N. Grandinetti, III	Director	July 11, 2025
Phil N. Grandinetti, III

/s/ Jake S. Leach	Director	July 11, 2025
Jake S. Leach

/s/ Joshua M. Moss	Director	July 11, 2025
Joshua M. Moss

/s/ Matthew K. Szot	Director	July 11, 2025
Matthew K. Szot